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As filed with the Securities and Exchange Commission on August 25, 2006

Registration No. 333-136018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AXONYX INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	86-0883978 (I.R.S. Employer Identification Number)

500 Seventh Avenue, 10th Floor
New York, New York 10018
(212) 645-7704
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Gosse B. Bruinsma, M.D.
Chief Executive Officer
Axonyx Inc.
500 Seventh Avenue, 10th Floor
New York, New York 10018
Tel: (212) 645-7704
Fax: (212) 989-1745
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
L. Kay Chandler, Esq. Matthew T. Browne, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121 Tel: (858) 550-6000 Fax: (858) 550-6420	Neil M. Kurtz, M.D. Chief Executive Officer TorreyPines Therapeutics, Inc. 11085 North Torrey Pines Road, Suite 300 La Jolla, CA 92037 Tel: (858) 623-5665 Fax: (858) 623-5666	Patrick T. Seaver, Esq. Kevin B. Espinola, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Tel: (714) 540-1235 Fax: (714) 755-8290

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (File No. 333-136018) is being filed solely for the purpose of filing signed versions of Exhibits 8.1 and 8.2, and no changes or additions are being made hereby to the joint proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, the joint proxy statement/prospectus has been omitted from this filing.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on August 25, 2006.

AXONYX INC.
By:	/s/ S. COLIN NEILL S. Colin Neill Chief Financial Officer, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GOSSE B. BRUINSMA, M.D.* Gosse B. Bruinsma, M.D.	President and Chief Executive Officer, (Principal Executive Officer), Director	August 25, 2006
/s/ STEVEN B. RATOFF* Steven B. Ratoff	Director and Chairman	August 25, 2006
/s/ S. COLIN NEILL S. Colin Neill	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 25, 2006
/s/ LOUIS G. CORNACCHIA* Louis G. Cornacchia	Director	August 25, 2006
/s/ STEVEN H. FERRIS, PH.D.* Steven H. Ferris, Ph.D.	Director	August 25, 2006
/s/ MARVIN S. HAUSMAN, M.D.* Marvin S. Hausman, M.D.	Director	August 25, 2006
/s/ RALPH SNYDERMAN, M.D.* Ralph Snyderman, M.D.	Director	August 25, 2006
*By:	/s/ S. COLIN NEILL S. Colin Neill Attorney-in-fact

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EXPLANATORY NOTE
SIGNATURES